EXHIBIT 6.18




                              ARTICLES OF EXCHANGE

                                     BETWEEN

                                DIPPY FOODS, INC.
                             (a Nevada corporation)

                                       AND

                          AMERICAS FAVORITE FOOD CORP.
                           (a California corporation)

                             Pursuant to NRS 92A.200

         The undersigned corporations DO HEREBY CERTIFY:

         FIRST: That the name and jurisdiction of organization of each constituent entity in the exchange is as follows:

         Name                                      Jurisdiction
         ----                                      ------------

         Dippy Foods, Inc.                         Nevada

         Americas Favorite Food Corp.              California

         SECOND: That a plan of exchange has been adopted by each constituent entity.

         THIRD: That approval of the owners of Dippy Foods, Inc. was not required.

         FOURTH: That the plan of exchange was approved by the unanimous consent of the owners of Americas Favorite Food Corp.

         FIFTH: That the complete executed plan of exchange is on file at the principal office of Dippy Foods, Inc. The address of the principal place of business of Dippy Foods, Inc. is 10554 Progress Way, Suite K, Cypress, CA 90630.




                           [INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the undersigned corporations have caused these
Articles of Exchange to be executed by their duly authorized officers as of this 25 day of May, 2001.

                                           DIPPY FOODS, INC.,
                                           a Nevada Corporation

                                           By:  /s/ Jon Stevenson
                                                --------------------
                                                    Jon Stevenson
                                           Its:     President

                                           By:  /s/ Munjit Johal
                                                --------------------
                                                    Munjit Johal
                                           Its:     Secretary


                                           AMERICAS FAVORITE FOOD CORP.,
                                           a California Corporation

                                           By:  /s/ Gary Place
                                                --------------------
                                                    Gary Place
                                           Its:     President